SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported)    May 4, 2000


                     ACME ELECTRIC CORPORATION
          (Exact Name of Registrant as Specified in Charter)


New York                        1-8277             16-0324980
(State or Other              (Commission          (IRS Employer
Jurisdiction                 File Number)         Identification
of Incorporation)                                 No.)


400 Quaker Road, East Aurora, New York                    14052
(Address of Principal Executive Offices                 (Zip Code)


Registrant's telephone number, including area code (716) 655-3800


                                N/A
  (Former Name or Former Address, if Changed Since Last Report)









Item 5.   Other Events.

          On April 26, 2000, the Company entered into an Agreement and Plan of Merger ("Agreement")with Miranda Holdings, Inc. and Miranda Acquisition Corp. (collectively, "Miranda") pursuant to which the shareholders of the Company would be asked to approve the merger of the Company into Miranda for a consideration of $7.65 per share. On May 4, 2000, the parties entered into Amendment #1 to the Agreement increasing the consideration to be received by the shareholders of the Company to $8.00 per share.

Item 7.   Exhibits.

          (c) The following exhibits are filed as a part of this report:

               (i) Amendment #1 to Agreement and Plan of Merger among Acme Electric Corporation, Miranda Holdings, Inc. and Miranda Acquisition Corp. dated as of May 4, 2000.

               (ii) Press Release


                            SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ACME ELECTRIC CORPORATION
(Registrant)


Date: May 5, 2000                       By: /s/
                                           Robert J. McKenna
                                           Chairman and Chief
                                           Executive Officer